Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-273357

PROSPECTUS SUPPLEMENT

(To prospectus dated July 28, 2023)

Up to $50,000,000 of Shares of Common Stock

3,775,105 Shares of Common Stock as Commitment Shares

Workhorse Group Inc.

This prospectus supplement and the accompanying prospectus relate to the issuance and sale of up to $50,000,000 of shares of our common stock, par value $0.001 per share, that we may sell to Lincoln Park Capital Fund, LLC (the “Investor”), from time to time, in one or more transactions in amounts, at prices, and on terms that will be determined at the time these securities are sold pursuant to the purchase agreement dated December 12, 2023 (the “Purchase Agreement”), that we have entered into with the Investor. Pursuant to the Purchase Agreement, the Investor has committed to purchase up to $50,000,000 of our common stock (the “Purchase Shares”), and we have agreed to issue to the Investor as a fee under the Purchase Agreement 3,775,105 shares of common stock as commitment shares (the “Commitment Shares”).

This prospectus supplement and the accompanying prospectus also cover the resale of these shares by the Investor to the public. See “The Offering” for a description of the Purchase Agreement and additional information regarding the Investor. The Investor is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

The purchase price for the Purchase Shares will be based upon formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to the Investor from time to time. We have agreed to bear expenses incurred in connection with the registration of the shares to which this prospectus relates.

Our common stock is listed on the Nasdaq Capital Market under the symbol “WKHS.” The last reported sale price of our common stock on the Nasdaq Capital Market on December 11, 2023 was $0.3906 per share.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully review and consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated December 12, 2023

Base Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that contains specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on July 20, 2023, and was declared effective by the SEC on July 28, 2023, and supplemented on August 21, 2023. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering include all material information relating to this offering. We have not authorized anyone to provide you with different or additional information, and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, speak only to the date that such representations, warranties, and covenants were made, and should not be deemed to be a representation, warranty or covenant to you. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, they are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, references to “we,” “us,” the “Issuer” and “Workhorse” refer to Workhorse Group Inc. and unless otherwise differentiated, its wholly-owned subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” beginning on page S-4, the risk factors in our periodic filings with the Securities and Exchange Commission and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Our Company

We are an American technology company with a vision to pioneer the transition to zero-emission commercial vehicles. Our primary focus is to provide sustainable and cost-effective solutions to the commercial transportation sector. We design and manufacture all-electric trucks and drone systems, including the technology that optimizes the way these vehicles operate. We are focused on our core competency of bringing our electric vehicle programs to market. We continue to seek opportunities to grow the business organically, and by expanding relationships with existing and new customers. We believe we are well positioned to take advantage of long-term opportunities and continue our efforts to bring product innovations to-market.

Recent Events

Convertible Note and Warrant

On December 12, 2023, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a single institutional investor (the “Purchaser”) under which the Company agreed to issue and sell pursuant to an indenture and supplemental indenture to be entered into with U.S. Bank Trust Company, National Association, as trustee, in a registered public offering by the Company directly to the Purchaser (the “Registered Direct Offering”), a (i) green senior secured convertible note for the principal amount of $20,000,000 (the “Note”) that will be convertible into shares of our Common Stock and (ii) warrant (the “Warrant”) to purchase 25,601,639 shares of Common Stock. The closing of the Registered Direct Offering is expected to take place on or before December 28, 2023. The Securities Purchase Agreement permits, but does not require, the issuance of up to $20,000,000 in original principal amount of additional green senior secured convertible notes and corresponding warrants under a separate form of note that has substantially the same terms as the Note and the Warrant with the consent of the Company and the Required Holders (as defined in the Securities Purchase Agreement) in their sole discretion.

The Note will be issued with original issue discount of 12.5%, resulting in $17,500,000 of proceeds to the Company before fees and expenses. The Note’s stated maturity date is October 1, 2026, and the Note provides that the Purchaser may, at its option, require us to redeem up to 12.5% of the original principal amount of the Note in cash on the 1st and 15th of each month beginning on January 1, 2024. The Note will be a senior secured obligation of the Company and rank senior to all unsecured debt of the Company. The Company’s obligations under the Note will be guaranteed by all of its subsidiaries. The Note will initially be secured by substantially all the assets of the Company and its subsidiaries. The Note will not bear interest, other than default interest. The Securities Purchase Agreement and the Note contain customary representations, warranties and covenants, including limitations on the issuance and sale of certain equity and equity-linked securities of the Company during the period between the signing of the Securities Purchase Agreement and 90 days following the closing of the Registered Direct Offering, maintenance of an at-the-market offering program and equity line of credit with aggregate availability of $25 million and limitations on debt, liens, restricted payments, asset transfers, changes in the business and transactions with affiliates. It also requires the Company to maintain minimum liquidity equal to the lesser of (i) $10 million and (ii) the then aggregate principal outstanding under the Note and any other notes issued pursuant to the Securities Purchase Agreement in a deposit account under control of the collateral agent. It also requires establishment of a share reserve and provides for periodic minimum liquidity tests.

The Note is convertible into Common Stock at a conversion price equal to $0.5178 (the “Conversion Price”), subject to customary adjustments for certain corporate events. The Purchaser may also elect to receive redemption payments in the form of Common Stock on the conversion terms provided in the Note. Subject to certain conditions, the Company can require the Purchaser to convert the Note at any time if the daily volume weighted average price of the Company’s Common Stock exceeds 175% of the Conversion Price on each of the immediately preceding 20 consecutive trading days. The Purchaser also may require us to redeem the Note in cash in full upon the occurrence of certain events as set forth in the Securities Purchase Agreement. The Note requires the Company to at all times maintain minimum liquidity requirements and reserve shares for issuance in certain amounts as set forth in the Note. In the event of a default or event of default under the Note, the Note would accrue default interest at a rate of 15.00% per annum until such default or event of default is cured.

The exercise price per share of Common Stock under the Warrant is equal to 115% of the Nasdaq Minimum Price on the date of the Securities Purchase Agreement, subject to adjustments for certain corporate events. The Warrant may be exercised immediately upon issuance and expires three years after issuance. The Purchaser has a purchase right that allows the Purchaser to participate in transactions in which the Company issues or sells certain securities or other property to holders of the Company’s Common Stock. In the event the Company engages in certain transactions that result in the holders of the Company’s Common Stock receiving consideration to be issued or distributed in connection with such transaction, the Purchaser at its option may (i) exercise the Warrant prior to the consummation of such transaction and receive the consideration to be issued or distributed in connection with such transaction or (ii) cause the Company to repurchase the Warrant for its then Black-Scholes Value.

Corporate Information

We are a Nevada corporation. Our executive offices are located at 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241, and our telephone number is (888) 646-5205. Our website is www.workhorse.com. Information contained in, or accessible through, our website does not constitute part of, and should not be construed as being incorporated by reference into, this prospectus and inclusions of our website address in this prospectus are inactive textual references only.

The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus.

Issuer	Workhorse Group Inc.

Common Stock offered by us

Up to $50,000,000 of shares of our common stock that we may sell to Lincoln Park Capital, LLC (the “Investor”), from time to time at our sole discretion over the next 24 months in accordance with the Purchase Agreement.

Under the terms of the Purchase Agreement we will also issue to the Investor 3,775,105 shares of our common stock (the “Commitment Shares”) as a fee under the Purchase Agreement. We will not receive any cash proceeds from the issuance of the Commitment Shares.

Common Stock to be outstanding after the Offering	392,671,278 shares, which includes 3,775,105 Commitment Shares and assumes the sale of 128,008,193 shares of our common stock we may sell to the Investor from time to time. The actual number of shares issued will vary depending on the sales prices under this offering, but we are not permitted to issue more than 52,151,507 shares issued (the “Exchange Cap”) and sold at a price less than $0.3906 (including the Commitment Shares), representing 19.99% of the shares of our common stock outstanding on the date of the Purchase Agreement, unless, in accordance with Nasdaq Capital Market rules, we obtain stockholder approval for the issuance of shares of our common stock under the Purchase Agreement below $.3906 per share in excess of the Exchange Cap.

Use of Proceeds	Assuming all $50,000,000 of shares are sold hereunder, we estimate that our net proceeds from this offering will be approximately $49.95 million after discounts and deducting estimated offering expenses payable by us, assuming offering expenses of $100,000. We expect to use the net proceeds from this offering for working capital and general corporate purposes, in the discretion of management. See “Use of Proceeds” on page S-7.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before deciding to invest in the common stock.

NASDAQ Capital Market Symbol	WKHS

The number of shares of common stock to be outstanding after the offering is based on 260,887,980 shares outstanding as of December 8, 2023, and excludes:

●	197,618 shares of common stock issuable upon the exercise of options outstanding as of December 8, 2023, with a weighted average exercise price of $10.27 per share;

●	1,039,031 shares of common stock issuable upon the exercise of warrants outstanding as of December 8, 2023, with a weighted average exercise price of $31.76 per share; and

●	an aggregate of 2,965,546 shares of common stock reserved for future issuance as of December 8, 2023, under our equity incentive plans.

In addition, the number of shares outstanding immediately after this offering excludes additional shares of common stock that we may sell pursuant to the Purchase Agreement. Under the Purchase Agreement, we may issue and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time in such amounts as we may determine, subject to certain limitations contained in the Purchase Agreement and under applicable securities laws.

Unless otherwise noted, the information in this prospectus supplement reflects and assumes no exercise of outstanding options or warrants subsequent to December 8, 2023.

RISK FACTORS

Investing in the our common stock involves a high degree of risk. Before purchasing our common stock, you should read and consider carefully the following risk factors as well as all other information contained and incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and the related notes. Please see the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2023. Each of these risk factors, either alone or taken together, could materially and adversely affect our business, operating results and financial condition, as well as materially and adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below or in the information incorporated by reference herein were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected, and the market price of our securities could decline. As a result, you could lose some or all of any investment you may make in our securities.

Risks Related to the Offering and Owning the Securities

We have broad discretion in the use of the net proceeds of the offering contemplated by this prospectus supplement and, despite our efforts, we may use such proceeds in a manner that does not improve our operating results or increase the value of your investment.

We currently anticipate that the net proceeds from the offering of our securities contemplated by this prospectus supplement will be used as described in the “Use of Proceeds” section of this prospectus supplement. However, we have not determined the specific use of the net proceeds from the offering contemplated by this prospectus supplement. Our management will have broad discretion over the use and investment of those funds, and, accordingly, investors will need to rely upon the judgment of our management with respect to the use of such proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

The sale or issuance of our common stock to the Investor may cause dilution and the sale of the shares of common stock acquired by the Investor, or the perception that such sales may occur, could cause the price of our common stock to fall.

On December 12, 2023, we entered into the Purchase Agreement with the Investor, pursuant to which the Investor has committed to purchase up to $50,000,000 of our common stock, and we will issue 3,775,105 Commitment Shares to the Investor for no cash consideration as a fee for its commitment to purchase shares of our common stock under the Purchase Agreement. The shares of common stock that may be issued under the Purchase Agreement may be sold by us to the Investor at our discretion from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement. The purchase price for the shares that we may sell to the Investor under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We have the right to control the timing and amount of any sales of our shares to the Investor in our sole discretion, subject to certain limits on the amount of shares that can be sold on a given date. Sales of shares of our common stock, if any, to the Investor will depend upon market conditions and other factors to be determined by us. Therefore, the Investor may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, the Investor may sell all, some or none of those shares. Sales to the Investor by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to the Investor, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales, which could have a materially adverse effect on our business and operations.

You may experience future dilution as a result of future equity offerings or the exercise of stock options.

To raise additional capital, we may in the future offer additional shares of our common stock at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional shares of our common stock in future transactions may be higher or lower than the price per share paid by investors in this offering. To the extent that outstanding stock options may be exercised, or other shares issued, you may experience further dilution.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct the Investor to purchase up to $50,000,000 worth of shares of our common stock in accordance with the Purchase Agreement over a 24-month period, in amounts up to from 1,000,000 to 1,500,000 shares of our common stock (depending on the then prevailing market prices of our common stock), and such number of shares may be increased upon the mutual agreement of the Investor and the Company and, in each case, subject to a maximum limit of $2,000,000 per purchase, on any single business day provided that the last closing sale price per-share of our common stock is not less than $0.10 as reported by the Nasdaq Capital Market (such share amounts being subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement) (refer to “The Offering” for more information).

Our ability to sell shares to the Investor and obtain funds under the Purchase Agreement is limited by the terms and conditions in the Purchase Agreement, including restrictions on the amounts we may sell to the Investor at any one time, and a limitation on our ability to sell shares to the Investor to the extent that it would cause the Investor to beneficially own more than 4.99% or, at the Investor’s election subject to satisfaction of certain conditions, 9.99% of our outstanding shares of common stock. Additionally, we will not be permitted to issue more than 52,151,507 shares (including the Commitment Shares) at a price less than $0.3906 under the Purchase Agreement, which is equal to 19.99% of the shares of our common stock outstanding on the date of the Purchase Agreement, unless we obtain shareholder approval or the price of such sales exceeds $.3906 per share, as determined under Nasdaq rules. Therefore, we may not in the future have access to the full amount available to us under the Purchase Agreement, depending on the price of our common stock. In addition, any amounts we sell under the Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell and issue all of our common stock currently registered.

The extent we rely on the Investor as a source of funding will depend on a number of factors including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from the Investor were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $50,000,000 of common stock under the Purchase Agreement to the Investor, we may still need additional capital to finance our future plans and working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. In addition, the holders of our outstanding the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on our outstanding debt would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus supplement, other than purely historical information, including, but not limited to, estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this prospectus supplement, the words “anticipate,” “expect,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements about the features, benefits and performance of our products, our ability to introduce new product offerings and increase revenue from existing products, expected expenses, including those related to selling and marketing, product development and general and administrative, our beliefs regarding the health and growth of the market for our products, anticipated increase in our customer base, expansion of our products functionalities, expected revenue levels and sources of revenue, expected impact, if any, of legal proceedings, the adequacy of our liquidity and capital resources, and expected growth in business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained in this prospectus or any prospectus supplement. Factors that could cause actual results to differ materially include, but are not limited to: our ability to develop and manufacture our new product portfolio, including the W4 CC, W750, W56 and WNext programs; our ability to attract and retain customers for our existing and new products; risks associated with obtaining orders and executing upon such orders; the unavailability, reduction, elimination or adverse application of government subsidies, incentives and regulations; supply chain disruptions, including constraints on steel, semiconductors and other material inputs and resulting cost increases impacting our company, our customers, our suppliers or the industry; our ability to capitalize on opportunities to deliver products to meet customer requirements; our limited operations and need to expand and enhance elements of our production process to fulfill product orders; our inability to raise additional capital to fund our operations and business plan; our ability to regain compliance with the listing requirements of the Nasdaq Capital Market and otherwise maintain the listing of our securities thereon; our ability to protect our intellectual property; market acceptance for our products; our ability to obtain sufficient liquidity from operations and financing activities to continue as a going concern and, our ability to control our expenses; potential competition, including without limitation shifts in technology; volatility in and deterioration of national and international capital markets and economic conditions; global and local business conditions; acts of war (including without limitation the conflicts in Ukraine and Israel) and/or terrorism; the prices being charged by our competitors; our inability to retain key members of our management team; our inability to satisfy our customer warranty claims; the outcome of any regulatory or legal proceedings; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and the documents incorporated by reference herein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement. You should read this prospectus supplement, the base prospectus, and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as any amendments thereto.

USE OF PROCEEDS

We may receive up to $50,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to the Investor pursuant to the Purchase Agreement after the date of this prospectus supplement. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our offering proceeds will be less. Because we are not obligated to sell any shares of our common stock under the Purchase Agreement, the actual total offering amount and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will receive any proceeds under or fully utilize the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus supplement for more information. We expect to use the net proceeds from this offering for working capital and other general corporate purposes.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain all future earnings to fund the operations of our business and do not anticipate paying dividends on the common stock in the foreseeable future.

DILUTION

The sale of our common stock to the Investor pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. In addition, the lower our stock price is at the time we exercise our right to sell shares to the Investor, the more shares of our common stock we will have to issue to the Investor pursuant to the Purchase Agreement and our existing stockholders would experience greater dilution.

We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of September 30, 2023 was approximately $112.8 million, or $0.4417 per share.

After giving effect to the sale pursuant to this prospectus supplement and accompanying prospectus of $50,000,000 million of proceeds for shares of common stock at an assumed offering price of $0.3906 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 11, 2023, and the issuance of 3,775,105 Commitment Shares for no consideration, and after deducting estimated aggregate offering expenses payable by us, our net tangible book value as of September 30, 2023 would have been $162.7 million, or $0.4202 per share of common stock, assuming $100,000 in offering expenses. This represents an immediate decrease in the net tangible book value of $0.0215 per share to our existing stockholders and an immediate increase in net tangible book value of $0.0296 per share to the new investor in this offering. The following table illustrates this per share dilution:

Offering price per share of common stock		$0.3906
Net tangible book value per share as of September 30, 2023	$0.4417
Increase (decrease) per share attributable to the new investor	$(0.0215)
As adjusted net tangible book value per share after this offering		$0.4202
Increase per share to the new investor purchasing shares in this offering		$0.0296

This information is supplied for illustrative purposes only. The information set forth above is based on 255,382,128 shares of common stock issued and outstanding as of September 30, 2023 and excludes as of that date an aggregate of 197,618 shares of common stock reserved for future issuance upon the exercise of options at a weighted average exercise price of $10.27 per share, an aggregate of 1,039,031 shares of common stock reserved for future issuance up on exercise of outstanding warrants at a weighted average exercise price of $31.76 per share, and an aggregate of 2,965,546 additional shares of common stock reserved for issuance under the our 2023 Long-Term Incentive Plan.

The above illustration of the increase per share to the new investor participating in this offering assumes no exercise of outstanding options or warrants to purchase our common stock. The exercise of outstanding options and warrants having an exercise price less than the offering will reduce this increase per share to the new investor. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

THE OFFERING

On December 12, 2023, we entered into the Purchase Agreement with the Investor. In connection with the Purchase Agreement, on December 12, 2023, we also entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”), pursuant to which we agreed to take specified actions to maintain the registration of the shares of our common stock subject to the offering described in this prospectus supplement and accompanying base prospectus. Pursuant to the terms of the Purchase Agreement, the Investor has agreed to purchase from us up to $50,000,000 of our common stock (subject to certain conditions and limitations) from time to time during the term of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement and Registration Rights Agreement, we have filed with the SEC this prospectus supplement regarding the sale under the Securities Act of the shares issuable to the Investor under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, we will issue to the Investor, as a fee under the Purchase Agreement, 3,775,105 Commitment Shares.

We may, from time to time and at our sole discretion, direct the Investor to purchase shares of our common stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of our common stock at the time of sale as discussed below. The Investor may not assign or transfer its rights and obligations under the Purchase Agreement.

Under applicable rules of the Nasdaq Capital Market, in no event may we issue or sell to the Investor under the Purchase Agreement shares of our common stock in excess of 52,151,507 shares (including the Commitment Shares), which represents 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”) at a price of less than $0.3906 per share, unless we obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap at a price less than $.3906 per share, subject to adjustment in certain circumstances and in accordance with the rules of the Nasdaq Capital Market. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the Nasdaq Capital Market.

The Purchase Agreement also prohibits us from directing the Investor to purchase any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by the Investor, would result in the Investor and its affiliates exceeding a cap equal to 4.99%, or, at the option of the Investor following satisfaction of certain conditions, 9.99% (the “Beneficial Ownership Cap”), of our then issued and outstanding shares of common stock.

Purchase of Shares Under the Purchase Agreement

Regular Purchases

Under the Purchase Agreement, provided that the closing sale price of our common stock is not below $0.10 per share (the “Floor Price” subject to adjustment as described below) on any business day selected by us, we may, from time to time until December 12, 2025 direct the Investor to purchase up to 1,000,000 shares of our common stock on such business day (or the purchase date), which we refer to as a Regular Purchase, which may be increased as follows: to up to 1,250,000 shares if the closing price of our common stock is not below $0.40, and up to 1,500,000 shares if such closing price is not below $0.50; provided, however, that the Investor is not required to make a purchase of more than $2,000,000 in any Regular Purchase. In each case, upon the parties’ mutual agreement, the maximum amount of any single Regular Purchase may be increased in excess of the Regular Purchase share limits discussed in the preceding sentence and in effect on any given day. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement, and effective upon the consummation of any of the forgoing the Floor Price will be the lower of (i) the adjusted price and (ii) $0.25.

The purchase price per share for each such Regular Purchase will be equal to the lower of 97.5% of:

●	the lowest Nasdaq sale price for our common stock on the purchase date of such shares; or

●	the arithmetic average of the three lowest Nasdaq closing sale prices for our common stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

Accelerated Purchases

We also have the right to direct the Investor, on any business day on which we have properly submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, of up to the lesser of:

●	300% of the number of shares to be purchased pursuant to such Regular Purchase; and

●	30% of the aggregate shares of our common stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date we refer to as the “Accelerated Purchase Measurement Period”.

The purchase price per share for each such Accelerated Purchase will be equal to 97.0% of the lesser of:

●	the volume-weighted average price of our common stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

●	the closing sale price of our common stock on the applicable Accelerated Purchase date.

The parties may mutually agree to increase the number of shares to be purchased by the Investor pursuant to any Accelerated Purchase.

Additional Accelerated Purchases

We also have the right to direct the Investor on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been properly delivered to the Investor in accordance with the Purchase Agreement to purchase an additional amount of our common stock, which we refer to as an Additional Accelerated Purchase, of up to the lesser of:

●	300% of the number of shares to be purchased pursuant to such Regular Purchase; and

●	30% of the aggregate shares of our common stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date we refer to as the “Accelerated Purchase Measurement Period”.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to the Investor on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to the Investor in accordance with the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to 97% of the lower of:

●	the volume-weighted average price of our common stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

●	the closing sale price of our common stock on the applicable Accelerated Purchase date.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as set forth in the Purchase Agreement occurring during the business days used to compute the purchase price. Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to the Investor.

Suspension Events

Suspension Events under the Purchase Agreement include the following:

●	the effectiveness of the registration statement of which this prospectus supplement and accompanying prospectus form a part lapses for any reason (including, without limitation, the issuance of a stop order by the SEC), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by the Investor of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period, but excluding a lapse or unavailability where (i) we terminate a registration statement after the Investor has confirmed in writing that all of the shares of our common stock covered thereby have been resold or (ii) we supersede one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering the shares of our common stock covered by the Purchase Agreement (provided in the case of this clause (ii) that all of the shares of our common stock covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

●	suspension by the principal market listing our common stock from trading for a period of one business day;

●	the delisting of our common stock from the Nasdaq Capital Market; provided, however, that the common stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, the NYSE Arca or the OTC Bulletin Board, OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or nationally recognized successor to any of the foregoing);

●	the failure for any reason by our transfer agent to issue shares to the Investor within two business days after any purchase date, Accelerated Purchase date or Additional Accelerated Purchase date, as applicable, on which the Investor is entitled to receive such shares;

●	any breach of the representations, warranties, covenants or other terms or conditions contained in the Purchase Agreement or Registration Rights Agreement that could have a Material Adverse Effect (as defined in the Purchase Agreement) and, in the case of a breach of a covenant that is reasonably curable, that is not cured within a period of at least five business days;

●	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us;

●	our common stock ceases to be DTC authorized and ceases to participate in the DWAC/FAST systems or if we fail to maintain the service of our transfer agent (or a successor transfer agent) with respect to the issuance of Purchase Shares under the Purchase Agreement; or

●	if at any time the Exchange Cap is reached and our stockholders have not approved the transactions contemplated by the Purchase Agreement in accordance with the applicable rules and regulations of the Nasdaq Global Market, to the extent applicable.

The Investor does not have the right to terminate the Purchase Agreement upon any of the suspension events set forth above, however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During a suspension event, all of which are outside of the Investor’s control, we are not permitted to direct the Investor to purchase any shares of our common stock under the Purchase Agreement.

Termination Right

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to the Investor to terminate the Purchase Agreement.

In the event that the commencement of sales and purchases in accordance with the terms of the Purchase Agreement does not occur on or before January 31, 2024 due to the failure to satisfy the transaction-related conditions provided in the Purchase Agreement, either party, so long as such party is not in breach of the Purchase Agreement, may terminate the Purchase Agreement.

No Short-Selling or Hedging by the Investor

The Investor has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified variable rate transactions until the 24-month anniversary of the date of the Purchase Agreement. Such transactions include any new agreement to effect any issuance by us or any of our subsidiaries of common stock involving an “equity line of credit” or any transaction whereby an investor is irrevocably bound to purchase securities over a period of time from us at a price based on the market price of our common stock at the time of each such purchase. However, we are permitted to enter into certain “at-the-market offerings” exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that have been or may be issued or sold by us to the Investor under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold to the Investor over a period of up to approximately 24 months following the Commencement Date (as defined in the Purchase Agreement). The sale by the Investor of a significant number of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to the Investor, if any, will depend upon market conditions and other factors to be determined by us, in our sole discretion. We may ultimately decide to sell to the Investor all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to the Investor, after the Investor has acquired the shares, the Investor may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Investor by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to the Investor under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to the Investor and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct the Investor to purchase up to $50,000,000 of our common stock, exclusive of the Commitment Shares being issued to the Investor as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The Purchase Agreement generally prohibits us from issuing or selling to the Investor under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap at a price less than $.3906 per share, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap at a price less than $.3906 per share in accordance with Nasdaq rules and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by the Investor, would exceed the Beneficial Ownership Cap.

The following table sets forth the amount of gross proceeds we would receive from the Investor from our sale of shares to the Investor under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Common Stock Shares Issued After Giving Effect to the Issuance to the Investor(2)	Proceeds from the Sale of Shares Under the Purchase Agreement Registered in this Offering
$0.30		166,666,667	39.14%	$50,000,000

$0.3906	(3)	128,008,193	33.06%	$50,000,000

$0.50		100,000,000	27.84%	$50,000,000

$0.60		83,333,333	24.33%	$50,000,000

$0.70		71,428,571	21.61%	$50,000,000

(1)	Includes the total number of Purchase Shares that we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $50,000,000, if available, without giving effect to the Exchange Cap or the Beneficial Ownership Cap, and includes the Commitment Shares.

(2)	The denominator is based on 255,382,128 shares outstanding as of September 30, 2023, as adjusted to include the issuance of 3,775,105 Commitment Shares which will be issued to the Investor as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The numerator is based on the aggregate number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.

(3)	The closing price of our common stock on December 11, 2023.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $50,000,000 in shares of our common stock that may be issued by us directly to the Investor from time to time pursuant to the Purchase Agreement and an additional 3,775,105 shares of our common stock as Commitment Shares. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by the Investor to the public.

We entered into the Purchase Agreement with the Investor on December 12, 2023. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Investor is committed to purchase an aggregate of up to $50,000,000 of shares of our common stock over the 24-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, we will issue to the Investor 3,775,105 Commitment Shares. See “The Offering.”

The Investor is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Investor has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on the Nasdaq Capital Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer may be considered an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Investor has informed us that each such broker-dealer will receive commissions from the Investor that will not exceed customary brokerage commissions.

We know of no existing arrangements between the Investor and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the Investor.

We have agreed to indemnify the Investor and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

The Investor represented to us that at no time prior to the date of the Purchase Agreement has the Investor or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction. The Investor agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Investor that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Investor, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

Empire Stock Transfer Inc. is the transfer agent and registrar for our common stock. Our common stock is listed on The Nasdaq Capital Market under the symbol “WKHS”.

LEGAL MATTERS

Certain legal matters have been passed upon for us by Taft Stettinius & Hollister LLP as our outside counsel. Certain legal matters, including matters related to the laws of the State of Nevada, have been passed upon by Parsons Behle & Lattimer as our outside Nevada counsel. K&L Gates LLP is representing the Investor.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions thereof deemed to be furnished to the SEC pursuant to Item 9 or Item 12) until we terminate the offering of these securities:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the information specifically incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 23, 2023;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, as filed with the SEC on May 15, 2023, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, as filed with the SEC on August 14, 2023, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, as filed with the SEC on November 14, 2023.

●	our Current Reports on Form 8-K filed with the SEC on February 2, 2023, April 26. 2023, May 1, 2023, May 5, 2023, June 28, 2023, July 12, 2023, July 25, 2023, August 28, 2023, September 1, 2023, September 6, 2023, September 13, 2023, September 22, 2023, September 26, 2023, and November 14, 2023;

●	the description of our common stock contained in our registration statement on Form 8-A filed on January 5, 2016, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock; and

●	Any future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of filing the initial registration statement and prior to effectiveness of the registration statement, until the termination of the offerings under this prospectus; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

If requested, we will provide to each person to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following:

Workhorse Group Inc.
3600 Park 42 Drive, Suite 160E
Sharonville, Ohio 45241
Attn: General Counsel
Telephone: 513-360-4704

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public on the SEC’s website at www.sec.gov. These SEC filings are also available, free of charge, on our website at ir.workhorse.com under the “SEC Filings” tab. Except to the extent of any SEC filings available on our website that are incorporated by reference in this prospectus supplement as described under “Incorporation of Certain Information by Reference,” information on our website is not intended to be, and does not constitute, a part of this prospectus supplement and should not be considered a part of this prospectus supplement.

We have filed a registration statement on Form S-3 with the SEC under the Securities Act relating to the securities offered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all of the information set forth in the registration statement. Some information has been omitted in accordance with the rules and regulations of the SEC. For further information, please refer to the registration statement and the exhibits and schedules filed with it.

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities (and guarantees thereof)

Units

We may offer and sell up to $200,000,000 in the aggregate the securities listed above from time to time in one or more offerings and in one or more classes or series. Certain of our subsidiaries may guarantee the debt securities offered under this prospectus. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. We may also offer securities issuable upon conversion, redemption, repurchase, exercise or exchange of, or the payment of interest or dividends on, securities offered hereunder. The securities may be offered separately or together in any combination or as a separate series.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may sell these securities on a continuous or delayed basis directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved, the compensation they will receive and the nature of any underwriting or similar agreement. The prospectus supplement will also describe the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering, and the price of the securities being offered. You should read carefully this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in any of our securities involves risk. Before buying our securities, you should refer to the Risk Factors included in our most recent Annual Report and our other periodic reports, in prospectus supplements and in other information filed by us with the Securities and Exchange Commission (the “SEC”).

Our common stock is listed on the Nasdaq Capital Market under the symbol “WKHS.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated           , 2023.

You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. Unless otherwise specified, references to any free writing prospectus refer to a free writing prospectus that we have authorized to be provided to you in connection with an offering. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the front cover of such document, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any free writing prospectus, or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. A prospectus supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any free writing prospectus) any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless stated otherwise, references in this prospectus to “Workhorse,” “we,” “us,” “our” or “the Company” refer to Workhorse Group Inc., a Nevada corporation, and our subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

Be aware that any representations, warranties, covenants or similar provisions contained in agreements filed as an exhibit to documents incorporated by reference herein were made solely for the benefit of the parties to such agreements. In each case, these provisions were specifically negotiated between the parties and, in some cases, are intended chiefly to allocate risk. As such, you should in no case rely on any such provision in deciding whether to invest, as such provisions speak only as of the date given and do not necessarily reflect the current state of our business or financial condition.

The industry and market data contained or incorporated by reference in this prospectus or any prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy or completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus or any prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus or any prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 1, 2023 and is incorporated by reference in this prospectus and contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, which was filed with the SEC on May 15, 2023 and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.

ABOUT THE COMPANY

We are an American technology company with a vision to pioneer the transition to zero-emission commercial vehicles. Our primary focus is to provide sustainable and cost-effective solutions to the commercial transportation sector. We design and manufacture all-electric delivery trucks and drone systems, including the technology that optimizes the way these vehicles operate. We are focused on our core competency of bringing our electric delivery vehicle platforms to serve the last mile delivery market. We are a Nevada corporation. Our principal executive offices are located at 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241, and our telephone number is (513) 360-4704.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 1-37673) pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our filings are available to the public through the SEC’s website at http://www.sec.gov and in the investors section of our website at www.workhorse.com. The information on our website is not, and should not be deemed to be, part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the information specifically incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 23, 2023;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, as filed with the SEC on May 15, 2023;

●	our Current Reports on Form 8-K filed with the SEC on February 2, 2023, April 26. 2023, May 1, 2023, May 5, 2023, June 28, 2023, and July 12, 2023; and

●	the description of our common stock contained in our registration statement on Form 8-A filed on January 5, 2016, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the time that all the securities have been issued as described in this prospectus shall be deemed to be incorporated in this prospectus by reference and deemed to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If requested, we will provide to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following:

Workhorse Group Inc.

Attention: General Counsel

3600 Park 42 Drive, Suite 160E

Sharonville, Ohio 45241

(513) 360-4704

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement, other than purely historical information, including, but not limited to, estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Report, the words “anticipate,” “expect,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements about the features, benefits and performance of our products, our ability to introduce new product offerings and increase revenue from existing products, expected expenses including those related to selling and marketing, product development and general and administrative, our beliefs regarding the health and growth of the market for our products, anticipated increase in our customer base, expansion of our products functionalities, expected revenue levels and sources of revenue, expected impact, if any, of legal proceedings, the adequacy of our liquidity and capital resources, and expected growth in business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained in this prospectus or any prospectus supplement. Factors that could cause actual results to differ materially include, but are not limited to: our ability to develop and manufacture our new product portfolio, including the W4 CC, W750, W56 and WNext platforms; our ability to attract and retain customers for our existing and new products; risks associated with obtaining orders and executing upon such orders; supply chain disruptions, including constraints on steel, semiconductors and other material inputs and resulting cost increases impacting our company, our customers, our suppliers or the industry; our ability to capitalize on opportunities to deliver products to meet customer requirements; our limited operations and need to expand and enhance elements of our production process to fulfill product orders; our inability to raise additional capital to fund our operations and business plan; our inability to maintain the listing of our securities on the Nasdaq Capital Market; the ability to protect our intellectual property; market acceptance for our products; our ability to control our expenses; potential competition, including without limitation shifts in technology; volatility in and deterioration of national and international capital markets and economic conditions; global and local business conditions; acts of war (including without limitation the conflict in Ukraine) and/or terrorism; the prices being charged by our competitors; our inability to retain key members of our management team; our inability to satisfy our customer warranty claims; the outcome of any regulatory or legal proceedings; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and the documents incorporated by reference herein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. You should read this prospectus, any prospectus supplement we provide you, the registration statement of which this prospectus is a part and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as any amendments thereto.

USE OF PROCEEDS

Except as otherwise described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds received by us from the sale of the securities described in this prospectus for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

On July 12, 2023, we filed a Preliminary Proxy Statement on Schedule 14A with the SEC to hold a special meeting of the Stockholders of the Company, at which stockholders will be asked to approve an amendment to our Articles of Incorporation (the “Amended Articles”) to increase the number of authorized shares of our common stock from 250 million to 450 million. For more information, please see the copy of the proposed Amended Articles, included as Exhibit 4.6 to this registration statement, and the Preliminary Proxy Statement on Schedule 14A filed with the SEC on July 12, 2023.

The following summary of certain provisions of our capital stock does not reflect any changes that would be effected if the Amended Articles are approved by stockholders and the appropriate Nevada filings are made. This summary does not purport to be complete and is subject to and is qualified in its entirety by our articles of incorporation which are incorporated in this prospectus by reference to our Form SB-2 filed with the SEC on February 4, 2008, together with the amendments thereto, and by our bylaws, which are incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on July 12, 2023.

Common Stock

General. We are authorized to issue 250 million shares of common stock, par value $0.001 per share (“common stock”). All outstanding shares of common stock are, and all shares of common stock to be issued upon the exercise of warrants or conversion of any debt securities offered hereby will be, fully-paid and nonassessable.

Dividends. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of any outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders, including the election of directors. Cumulative voting is not permitted in the election of our directors.

Preemptive Rights. Holders of common stock do not have preemptive rights with respect to the issuance and sale by the Company of additional shares of common stock or other equity securities of the Company.

Liquidation Rights. In the event of our liquidation, dissolution, or winding up, our common stockholders will receive ratably any net assets that remain after the payment of all of our debts and other liabilities, subject to the senior rights of any outstanding preferred stock.

Other. Our shares of common stock are not convertible into any other security and do not have any preemptive rights, conversion rights, redemption rights or sinking fund provisions. The rights, preferences and privileges, including voting rights, of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that the board may designate and issue in the future. There are currently no preferred shares outstanding.

Preferred Stock

We are authorized to issue up to 75 million shares of preferred stock, in one or more series with such designations, relative rights, preferences, voting rights, limitations, dividend rates, redemption prices, liquidation prices, conversion rights, sinking or purchase fund rights, and other provisions as the board may fix or determine. There are currently no shares of preferred stock outstanding.

There are no restrictions on the repurchase or redemption of preferred stock by the Company in the event of any arrearage in the payment of dividends or sinking fund installments.

The issuance of preferred stock could adversely affect the holders of common stock. The potential issuance of preferred stock may discourage bids for shares of our common stock at a premium over the market price of our common stock, may adversely affect the market price of shares of our common stock and may discourage, delay or prevent a change of control.

Anti-takeover Effects of Certain Provisions of Our Articles of Incorporation and Bylaws and of Nevada Law

Nevada Law

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (“NRS”) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s consolidated assets, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding three years the beneficial owner or more than 10% of any class of the voting securities of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.

Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation, this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions a “controlling interest” means, with certain exceptions, the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

Removal of Directors. Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a director from office. As such, it may be more difficult for stockholders to remove directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Articles of Incorporation and Bylaws

No Cumulative Voting. Where cumulative voting is permitted in the election of directors, each share is entitled to as many votes as there are directors to be elected and each stockholder may cast all of its votes for a single director nominee or distribute them among two or more director nominees. Thus, cumulative voting makes it easier for a minority stockholder to elect a director. Our articles of incorporation deny stockholders the right to vote cumulatively.

Authorized But Unissued Shares. Our articles of incorporation permit the board to authorize the issuance of preferred stock, and to designate the rights and preferences of our preferred stock, without obtaining stockholder approval. One of the effects of undesignated preferred stock may be to enable the board to render more difficult or to discourage a third party’s attempt to obtain control of Workhorse by means of a tender offer, proxy contest, merger, or otherwise. The issuance of shares of preferred stock also may discourage a party from making a bid for the common stock because the issuance may adversely affect the rights of the holders of common stock. For example, preferred stock that we issue may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have special voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Limitations on Liability and Indemnification of Officers and Directors

The NRS limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. Our articles of incorporation, as amended, require us, to the fullest extent permitted by the NRS, as the same may be amended and supplemented, to indemnify any and all persons whom we have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, which is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The limitation of liability and indemnification provisions under the NRS and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “WKHS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer, Inc.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock issuable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the date, if any, on and after which the warrants and the related common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants to purchase common stock will not be entitled:

●	to vote, consent or receive dividends;

●	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	to exercise any rights as stockholders of Workhorse.

Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock if any.

As of December 31, 2022, we had approximately 1.0 million warrants outstanding.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We may issue debt securities from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement. The debt securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities” and together with Senior Debt Securities, “Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under an indenture (an “Indenture”) between us and the trustee party thereto (the “Trustee”). The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed a form of Indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental Indentures and forms of Debt Securities containing the terms of the Debt Securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

To the extent any of the Debt Securities will be guaranteed by one or more of our subsidiaries (the “Subsidiary Guarantors”), the Subsidiary Guarantors guaranteeing such Debt Securities will enter into a supplemental Indenture to the applicable Indenture with us and the Trustee. The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

Unless otherwise stated, the Debt Securities will be our direct, unsecured obligations. Unless the Debt Securities are guaranteed by our subsidiaries, the rights of Workhorse and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiaries’ creditors, except to the extent that we may be a creditor with recognized claims against such subsidiary.

General

The Indenture does not limit the amount of Debt Securities that we may issue. It provides that we may issue Debt Securities up to the principal amount that we may authorize and that the Debt Securities may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the Indenture, the terms of the Indenture do not contain any covenants or other provisions designed to give holders of any Debt Securities protection against changes in our operations, financial condition or transactions involving us. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

●	title and aggregate principal amount;

●	whether the securities are subject to subordination and applicable subordination provisions, if any;

●	conversion or exchange into any securities or property;

●	percentage or percentages of principal amount at which such securities will be issued;

●	issuance date;

●	maturity date(s);

●	interest rate(s) or the method for determining the interest rate(s);

●	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

●	whether interest will be payable in cash or in additional Debt Securities of the same series, or shall accrue and increase the aggregate principal amount outstanding of such series (including if the Debt Securities were originally issued at a discount);

●	redemption or early repayment provisions;

●	authorized denominations;

●	form;

●	amount of discount or premium, if any, with which such securities will be issued;

●	whether such securities will be issued in whole or in part in the form of one or more global securities;

●	identity of the depositary(ies) for global securities;

●	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

●	any provisions relating to any collateral or security provided for such Debt Securities;

●	any covenants applicable to the particular Debt Securities being issued;

●	any defaults and events of default applicable to the particular Debt Securities being issued;

●	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such securities will be payable;

●	securities exchange(s) on which the securities will be listed, if any;

●	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

●	provisions relating to covenant defeasance and legal defeasance of securities of the series;

●	provisions relating to satisfaction and discharge of the Indenture;

●	provisions relating to the modification of the Indenture both with and without the consent of holders of Debt Securities issued under the Indenture;

●	provisions, if any, granting special rights upon the occurrence of specified events;

●	whether the Debt Securities will be guaranteed by any of our subsidiaries and, if so, the names of the Subsidiary Guarantors;

●	any restriction of transferability of the series; and

●	additional terms not inconsistent with the provisions of the applicable Indenture.

Debt Securities, including any Debt Securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

The terms, if any, on which a series of Debt Securities may be convertible into or exchangeable for common stock or other securities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of holders, or at our option, the conversion price and the conversion period, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by holders of such series of Debt Securities would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of Debt Securities, the Indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the Indenture or the Debt Securities, as applicable.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of Debt Securities, the following are events of default under the Indenture with respect to any series of Debt Securities that we may issue:

●	if we fail to pay any installment of interest on any series of Debt Securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any Indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of Debt Securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such Debt Securities in accordance with the terms of any Indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the Debt Securities or the Indenture, other than a covenant specifically relating to another series of Debt Securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the Trustee or holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to Debt Securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series, by notice to us in writing, and to the Trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of Debt Securities then outstanding shall be due and payable without any notice or other action on the part of the Trustee or any holder.

The holders of a majority in principal amount of the outstanding Debt Securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the Indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the Indenture, if an event of default under an Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the applicable series of Debt Securities, unless such holders have offered the Trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable Indenture; and

●	subject to its duties under the Trust Indenture Act, the Trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the Debt Securities of any series will have the right to institute a proceeding under the Indenture or to appoint a receiver or Trustee, or to seek other remedies only if:

●	the holder has given written notice to the Trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request;

●	such holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the Trustee in compliance with the request; and

●	the Trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of Debt Securities if we default in the payment of the principal, premium, if any, or interest on, the Debt Securities.

We will periodically file statements with the Trustee regarding our compliance with specified covenants in the Indenture.

Modification of Indenture; Waiver

We and the Trustee may change an Indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the Indenture or in the Debt Securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities and Guarantees—Consolidation, Merger or Sale;”

●	to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of Debt Securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the Indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of Debt Securities, as set forth in the Indenture;

●	to make any change that does not adversely affect the interests of any holder of Debt Securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the Debt Securities of any series as provided above under “Description of Debt Securities and Guarantees—General” to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Debt Securities, or to add to the rights of the holders of any series of Debt Securities;

●	to evidence and provide for the acceptance of appointment under any Indenture by a successor Trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any Indenture under the Trust Indenture Act.

In addition, under the Indenture, the rights of holders of a series of Debt Securities may be changed by us and the Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of Debt Securities, we and the Trustee may make the following changes only with the consent of each holder of any outstanding Debt Securities affected:

●	extending the fixed maturity of any Debt Securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any Debt Securities; or

●	reducing the percentage of Debt Securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The Indenture provides that we can elect to be discharged from our obligations with respect to one or more series of Debt Securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of Debt Securities of the series;

●	replace stolen, lost or mutilated Debt Securities of the series;

●	pay principal of and premium and interest on any Debt Securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the Trustee;

●	compensate and indemnify the Trustee; and

●	appoint any successor Trustee.

In order to exercise our rights to be discharged, we must deposit with the Trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the Debt Securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the Debt Securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The Indenture provides that we may issue Debt Securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the Debt Securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the Indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the Debt Securities of any series can exchange the Debt Securities for other Debt Securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the Debt Securities may present the Debt Securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the Debt Securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any Debt Securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

If we elect to redeem the Debt Securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any Debt Securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Securities we are redeeming in part.

Information Concerning the Trustee

The Trustee, other than during the occurrence and continuance of an event of default under an Indenture, undertakes to perform only those duties as are specifically set forth in the applicable Indenture. Upon an event of default under an Indenture, the Trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Trustee is under no obligation to exercise any of the powers given it by the Indenture at the request of any holder of Debt Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of interest on any Debt Securities on any interest payment date to the person in whose name the Debt Securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the Debt Securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the Trustee as our sole paying agent for payments with respect to Debt Securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the Debt Securities of a particular series. We will maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All money we pay to a paying agent or the Trustee for the payment of the principal of or any premium or interest on any Debt Securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Guarantees of Debt Securities

If specified in the prospectus supplement, one or more Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the guarantee of the Subsidiary Guarantors with respect to that series of Debt Securities.

Subject to the limitations described below and in the applicable prospectus supplement, the applicable Subsidiary Guarantors will, jointly and severally, fully, unconditionally and irrevocably guarantee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and additional amounts, if any, on the Debt Securities and all of our other monetary obligations under the Indenture. The obligations of each Subsidiary Guarantor under its guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s guarantee will be subordinated in right of payment to the senior debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our senior debt. No payment will be made by any Subsidiary Guarantor under its guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Indenture.

Each Subsidiary Guarantor that makes a payment under its guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment.

If a guarantee by a Subsidiary Guarantor were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its guarantee could be reduced to zero.

The guarantee of a Subsidiary Guarantor will be automatically and unconditionally released and discharged, without the consent of the holders of our Debt Securities, and no further action by us, any Subsidiary Guarantor or the Trustee shall be required for such release (unless we shall notify the Trustee in writing that no release and discharge shall occur as a result thereof) upon the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor to a person or entity other than us or any of our subsidiaries, as permitted by the applicable Indenture.

Global Securities

The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The Indenture and the Debt Securities (including any guarantees) will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

●	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	“at-the-market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	a combination of any of these methods.

There is currently no market for any of the securities, other than the shares of common stock listed on the Nasdaq Capital Market. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans to list the Debt Securities on any securities exchange or any automated quotation system; any such listing with respect to any particular Debt Securities will be described in the applicable prospectus supplement.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them or their controlling persons against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of and the respective amounts underwritten by any underwriters, dealers or agents, nature of the underwriters’ obligation to purchase the securities, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The nature and amount of discounts and commissions to underwriters for each security and in total will be provided in tabular format.

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable.

LEGAL MATTERS

Our legal counsel, Taft Stettinius & Hollister LLP, Cincinnati, Ohio, and Parsons Behle & Latimer, with respect to Nevada law, will pass upon certain legal matters in connection with certain of the offered securities. Any agents, underwriters or dealers will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Up to $50,000,000 of Shares of Common Stock

3,775,105 Shares of Common Stock as Commitment Shares

PROSPECTUS SUPPLEMENT

December 12, 2023